Exhibit 99.1

Zscaler Announces Proposed Offering of $1.5 Billion of Convertible Senior Notes Due 2028

SAN JOSE, California. – June 30, 2025 - Zscaler, Inc. (Nasdaq: ZS) today announced that it intends to offer $1.5 billion aggregate principal amount of its convertible senior notes due 2028 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Zscaler also intends to grant the initial purchasers of the notes a 13-day option to purchase up to an additional $225 million aggregate principal amount of notes. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The notes will be senior unsecured obligations of Zscaler and will accrue interest payable semiannually in arrears. The notes will mature on July 15, 2028, unless earlier converted or repurchased and will be convertible under certain circumstances into cash, shares of Zscaler’s common stock or a combination of cash and shares of Zscaler’s common stock, at Zscaler’s election. The interest rate, initial conversion rate, repurchase rights and other terms of the notes will be determined at the time of pricing of the offering.

Zscaler intends to use a portion of the net proceeds from the offering to pay the cost of the capped call transactions described below. Zscaler intends to use the remainder of the net proceeds for general corporate purposes, which may include working capital, capital expenditures, and potential acquisitions and strategic transactions.

Further, in connection with the pricing of the notes, Zscaler expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers and/or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions are expected to cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Zscaler’s common stock that will initially underlie the notes. The capped call transactions are expected generally to reduce the potential dilution to Zscaler’s common stock upon any conversion of notes and/or offset any cash payments Zscaler is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the initial purchasers exercise their option to purchase additional notes, Zscaler expects to enter into additional capped call transactions with the option counterparties.

Zscaler has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates may purchase shares of Zscaler’s common stock and/or enter into various derivative transactions with respect to Zscaler’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Zscaler’s common stock or the notes at that time.

In addition, Zscaler has been advised that the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Zscaler’s common stock and/or purchasing or selling Zscaler’s common stock or other securities of Zscaler in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during the observation period related to a conversion of the notes, in connection with any fundamental change repurchase of the notes, and to the extent Zscaler unwinds a corresponding portion of the capped call transactions, following any other repurchase of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Zscaler’s common stock or the notes, which could affect the ability of noteholders to convert the notes, and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that a noteholder will receive upon conversion of its notes.

The notes will be offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the notes, nor any shares of Zscaler’s common stock issuable upon conversion of the notes, have been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” or “expect,” or the negative of these words, or other similar terms or expressions that concern Zscaler’s expectations, strategy, plans, or intentions. Forward-looking statements in this release include, but are not limited to, statements concerning the proposed terms of the notes, capped call transactions and repurchase or early conversion of the notes, exercise of the purchasers option to purchase additional notes, and the anticipated use of proceeds from the offering.

Zscaler’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Zscaler’s filings with the Securities and Exchange Commission, including Zscaler’s Quarterly Report on Form 10-Q filed on May 29, 2025. The forward-looking statements in this release are based on information available to Zscaler as of the date hereof, and Zscaler disclaims any obligation to update any forward-looking statements, except as required by law.

Investor Relations Contact:

Ashwin Kesireddy

Vice President, Investor Relations & Strategic Finance

ir@zscaler.com

Media Contact:

Nick Gonzalez, Sr. Manager, Media Relations

press@zscaler.com

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